Exhibit 99.1

FOR IMMEDIATE RELEASE

FRIDAY, AUGUST 5, 2005

CONTACTS:

Bill Hodges	Fran Barsky
Chief Financial Officer	Director, Investor Relations
(919) 913-1030	(919) 913-1044

POZEN PROVIDES RESULTS OF FDA ADVISORY COMMITTEE MEETING

ON MT 100™ (naproxen sodium and metoclopramide hydrochloride)

Company Elects to Forego Further Development of MT 100;

Will Concentrate Development Efforts on Trexima™,

PN and Lornoxicam Families of Products

CHAPEL HILL, N.C., AUGUST 5, 2005 – POZEN Inc. (NASDAQ: POZN) announced that the U.S. Food and Drug Administration’s (FDA) Peripheral and Central Nervous Systems Drugs Advisory Committee met yesterday to specifically address the risk of tardive dyskinesia, an involuntary neurological movement disorder associated with the use of metoclopramide hydrochloride, one of the components of MT 100. The Advisory Committee voted that the potential, but unquantified, risk for tardive dyskinesia would outweigh the benefits, as defined by the FDA, of metoclopramide hydrochloride in combination with naproxen sodium. The company received a “not approvable” letter from the FDA in May 2004.

“Based on a thoughtful review of the outcome of yesterday’s meeting, we have decided to discontinue further development of MT 100 in the U.S.,” said Dr. John R. Plachetka, POZEN’s chairman, president and chief executive officer. “Part of the reason for this is that we expect to file the Trexima NDA shortly, and Trexima has already demonstrated greater efficacy without the metoclopramide risk associated with MT 100.”

POZEN has licensed Trexima to GlaxoSmithKline for commercialization in the U.S. In addition to Trexima, POZEN’s pipeline of product candidates include PN 100, PN 200, and PA 100, along with lornoxicam parenteral and oral opportunities.

About POZEN

POZEN is a pharmaceutical company committed to developing therapeutic advancements for diseases with unmet medical needs where it can improve efficacy, safety, and/or patient convenience. Since its inception, POZEN has focused its efforts primarily on the development of pharmaceutical products for the treatment of migraine. POZEN is also exploring the development of product candidates in other pain-related therapeutic areas. POZEN has development and commercial alliances with GlaxoSmithKline, Valeant Pharmaceuticals North America, a subsidiary of Valeant Pharmaceuticals International (formerly Xcel Pharmaceuticals, Inc.), and Nycomed Danmark ApS. The company’s common stock is traded on The Nasdaq Stock Market under the symbol “POZN”. For detailed company information, including copies of this and other press releases, see POZEN’s website: www.pozen.com.

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, our failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval of our product candidates, including as a result of the need to conduct additional studies, or the failure to obtain such approval of our product candidates, including as a result of changes in regulatory standards or the regulatory environment during the development period of any of our product candidates; uncertainties in or unexpected clinical trial results or uncertainties in the timing of clinical trials, resulting in, among other things, an extension in the period over which we recognize deferred revenue or our failure to achieve milestones that would have provided us with revenue; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events, including those discussed herein and in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.

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